BriteSmile Announces 2005 Second Quarter Earnings Conference Call
Monday August 15, 8:24 pm ET

WALNUT CREEK, Calif., Aug. 15 /PRNewswire-FirstCall/ -- The management of BriteSmile, Inc. (Nasdaq: BSML - News) has scheduled its Second Quarter 2005 earnings conference call.

     Date:  Friday, August 19, 2005
     Time:  1:15 PM PDT/4:15 PM EDT

     Dial-in Numbers:
     1-800-938-0653 (Domestic)
     1-973-935-2408 (International)

    **Please dial-in at 4:05 PM EDT to avoid delay** Real Time Web Broadcast Also Available at http://www.britesmile.com

The replay of the conference call will be available until August 23, 2005 at 1-877-519-4471 (domestic) and 1-973-341-3080 (international). Reference ID# 6363628 to access the BriteSmile replay.

BriteSmile has developed and manufactures the most advanced teeth whitening technology available, as well as manages state-of-the-art BriteSmile Professional Teeth Whitening Centers. BriteSmile Centers are currently operating in Beverly Hills, Irvine, Palo Alto, Walnut Creek and La Jolla, CA; Houston, TX; Denver, CO; Boston, MA; Boca Raton, FL; Atlanta, GA; New York, NY; Chicago and Schaumburg, IL; and Phoenix, AZ. In addition to BriteSmile Centers, the Company has established more than 5,000 Associated Centers. Of the BriteSmile Associated Centers, more than 2,000 are located outside of the United States, in more than 75 countries. For more information about BriteSmile's procedure, call 1-800-BRITESMILE or visit the Company's website at www.britesmile.com.